At a Special Meeting of Shareholders, held February 21, 2014, the shareholders of the portfolio voted for the following proposal:

To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MetLife Defensive Strategy Portfolio (the Portfolio) , a series of Met Investors Series Trust, to and the assumption of the liabilities of the Portfolio by, the MetLife Asset Allocation 40 Portfolio, a series of Metropolitan Series Fund, in exchange for shares of MetLife Asset Allocation 40
 Portfolio and the distribution of such shares to the shareholders of the Portfolio in complete liquidation of the Portfolio.

For		348,158,016.208
Against		11,159,315.829
Abstain		34,112,568.672
Total		393,429,900.709

At a Special Meeting of Shareholders, held February 21, 2014, the shareholders of the portfolio voted for the following proposal:
To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MetLife Moderate Strategy Portfolio (the Portfolio) , a series of
 Met Investors Series Trust, to and the assumption of the liabilities of the Portfolio by, the MetLife Asset Allocation 40 Portfolio, a series of Metropolitan Series Fund, in exchange for shares of MetLife Asset Allocation 40
 Portfolio and the distribution of such shares to the shareholders of the Portfolio in complete liquidation of the Portfolio.

For		186,778,071.231
Against		8,387,939.361
Abstain		23,960,293.726
Total		219,126,304.319

At a Special Meeting of Shareholders, held February 21, 2014, the shareholders of the portfolio voted for the following proposal:
To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MetLife Balanced Strategy Portfolio (the Portfolio) , a series of
 Met Investors Series Trust, to and the assumption of the liabilities of the Portfolio by, the MetLife Asset Allocation 60 Portfolio, a series of Metropolitan Series Fund, in exchange for shares of MetLife Asset Allocation 60
 Portfolio and the distribution of such shares to the shareholders of the Portfolio in complete liquidation of the Portfolio.

For		764,521,043.437
Against		24,551,045.471
Abstain		76,679,923.096
Total		865,752,012.004

At a Special Meeting of Shareholders, held February 21, 2014, the shareholders of the portfolio voted for the following proposal:
To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MetLife Growth Strategy Portfolio (the Portfolio) , a series of Met Investors Series Trust, to and the assumption of the liabilities of the Portfolio by, the MetLife Asset Allocation 80 Portfolio, a series of Metropolitan Series Fund, in exchange for shares of MetLife Asset Allocation 80
 Portfolio and the distribution of such shares to the shareholders of the Portfolio in complete liquidation of the Portfolio.

For		591,305,954.198
Against		20,744,768.672
Abstain		55,471,310.795
Total		667,522,033.665